Exhibit 10.1

Bidding Version

[Dealer
Dealer Address]

[__], 2025

To: Impinj, Inc.

400 Fairview Avenue North, Suite 1200

Seattle, WA 98109

Re: [Base][Additional] Call Option Transaction

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the call option transaction entered into between [Dealer] (“Dealer”) and Impinj, Inc., a Delaware corporation (“Counterparty”) as of the Trade Date specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below. Each party further agrees that this Confirmation together with the Agreement evidence a complete binding agreement between Counterparty and Dealer as to the subject matter and terms of the Transaction to which this Confirmation relates, and shall supersede all prior or contemporaneous written or oral communications with respect thereto.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”) are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation shall govern. Certain defined terms used herein are based on terms that are defined in the Offering Memorandum dated [__], 2025 (the “Offering Memorandum”) relating to the [__]% Convertible Senior Notes due 2029 (as originally issued by Counterparty, the “Convertible Notes” and each USD 1,000 principal amount of Convertible Notes, a “Convertible Note”) issued by Counterparty in an aggregate initial principal amount of USD [ ] (as increased by [up to]1 an aggregate principal amount of USD [ ] [if and to the extent that]2[pursuant to the exercise by]3 the Initial Purchasers (as defined herein) [exercise]4[of]5 their option to purchase additional Convertible Notes pursuant to the Purchase Agreement (as defined herein)) pursuant to an Indenture [to be]6 dated [__], 2025 between Counterparty and U.S. Bank Trust Company, National Association, as trustee (the “Indenture”). In the event of any inconsistency between the terms defined in the Offering Memorandum, the Indenture and this Confirmation, this Confirmation shall govern. The parties acknowledge that this Confirmation is entered into on the date hereof with the understanding that (i) definitions set forth in the Indenture which are also defined herein by reference to the Indenture and (ii) sections of the Indenture that are referred to herein will conform to the descriptions thereof in the Offering Memorandum. If any such definitions in the Indenture or any such sections of the Indenture differ from the descriptions thereof in the Offering Memorandum, the descriptions thereof in the Offering Memorandum will govern for purposes of this Confirmation. The parties further acknowledge that the Indenture section numbers used herein are based on the [draft of the Indenture last reviewed by Dealer and Counterparty as of the date of this Confirmation, and if any such section numbers are changed in the Indenture as executed, the parties will amend this Confirmation in good faith to preserve the intent of the parties]7[ Indenture as executed]8. Subject to the foregoing, references to the Indenture herein are references to the Indenture as in effect on the date of its execution, and if the Indenture is amended or supplemented following such date (other than any amendment or supplement (x) pursuant to Section [10.01(n)]9 of the Indenture that, as determined by the Calculation Agent, conforms the Indenture to the description of Convertible Notes in the Offering Memorandum or (y) pursuant to Section [14.07]10 of the Indenture, subject, in the case of this clause (y), to the second paragraph under “Method of Adjustment” in Section 3), any such amendment or supplement will be disregarded for purposes of this Confirmation unless the parties agree otherwise in writing. For the purposes of the Equity Definitions, the Transaction shall be deemed to be a Share Option Transaction.

1 Include in the Base Call Option Confirmation.

2 Include in the Base Call Option Confirmation.

3 Include in the Additional Call Option Confirmation.

4 Include in the Base Call Option Confirmation.

5 Include in the Additional Call Option Confirmation.

6 Insert if Indenture is not completed at the time of the Confirmation.

7 Include in the Base Call Option Confirmation. Include in the Additional Call Option Confirmation if it is executed before closing of the base deal.

8 Include in the Additional Call Option Confirmation, but only if the Additional Call Option Confirmation is executed after closing of the base deal.

9 Include cross-reference to Indenture section permitting amendments without holder consent to conform the Indenture to the Description of Notes.

10 Include cross-reference to Indenture section relating to Share Exchange Events.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.

1.
This Confirmation evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Dealer and Counterparty had executed an agreement in such form but without any Schedule except for (a) the election of the laws of the State of New York as the governing law (without reference to choice of law doctrine) and the election of USD as the Termination Currency; [and] (b) (i) the election that the “Cross-Default” provisions of Section 5(a)(vi) of the Agreement shall apply to Dealer with a “Threshold Amount” of three percent of [Dealer’s][Dealer’s [ultimate] parent’s] shareholders’ equity; provided that “Specified Indebtedness” shall not include obligations in respect of deposits received in the ordinary course of Dealer’s banking business, (ii) the phrase “or becoming capable at such time of being declared” shall be deleted from clause (1) of such Section 5(a)(vi) and (iii) the following language shall be added to the end thereof “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay;” [and (c) (1) the election of an executed guarantee of [__________] (“Guarantor”) dated as of the Trade Date in substantially the form attached hereto as Annex A as a Credit Support Document and (2) the designation of Guarantor as Credit Support Provider in relation to Dealer]11.

In the event of any inconsistency between provisions of the Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates. The parties hereby agree that no transaction other than the Transaction to which this Confirmation relates shall be governed by the Agreement. If there exists any ISDA Master Agreement between Dealer and Counterparty or any confirmation or other agreement between Dealer and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between Dealer and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer and Counterparty are parties, the Transaction shall not be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement.

2.
The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms.

Trade Date: [__], 2025

Effective Date: The second Exchange Business Day immediately prior to the Premium Payment Date.

Option Style: “Modified American”, as described under “Procedures for Exercise” below

Option Type: Call

Buyer: Counterparty

Seller: Dealer

Shares: The common stock of Counterparty, par value USD 0.001 per share (Exchange symbol “PI”).

11 Include if Dealer is not the highest rated entity in group, typically from the Parent.

Number of Options: [_____]12. For the avoidance of doubt, the Number of Options shall be reduced by any Options exercised or deemed exercised by Counterparty. In no event will the Number of Options be less than zero.

Applicable Percentage: [__]%

Option Entitlement: A number equal to the product of the Applicable Percentage and [_______]13.

Strike Price: USD [_______]

Cap Price: USD [_______]

Premium: USD [_____]

Premium Payment Date: September [__], 2025

Exchange: The Nasdaq Global Select Market

Related Exchange(s): All Exchanges; provided that Section 1.26 of the Equity Definitions shall be amended to add the words “United States” before the word “exchange” in the tenth line of such section.

Excluded Provisions: Section [14.04(h)]14 and Section [14.03]15 of the Indenture.

Procedures for Exercise.

Conversion Date: With respect to any conversion of a Convertible Note (other than (1) any conversion of Convertible Notes with a Conversion Date occurring prior to the Free Convertibility Date, (2) any conversion of Convertible Notes occurring on or after the Free Convertibility Date in connection with a “Make-Whole Fundamental Change” (as defined in the Indenture) and (3) any conversion of Convertible Notes called (or deemed called) for redemption with a Conversion Date occurring on or after the Free Convertibility Date and during the related “Redemption Period” (as defined in the Indenture) (any such conversion described in (1), (2) or (3) above, an “Early Conversion”), to which the provisions of Section 9(i)(i) of this Confirmation shall apply), the date on which the “Holder” (as defined in the Indenture) of such Convertible Note satisfies all of the requirements for conversion thereof as set forth in Section [14.02(b)]16 of the Indenture; provided that if Counterparty has not delivered to Dealer a related Notice of Exercise, then in no event shall a Conversion Date be deemed to occur hereunder (and no Option shall be exercised or deemed to be exercised hereunder) with

12 For the Base Call Option Confirmation, this is equal to the number of Convertible Notes in principal amount of $1,000 initially issued on the closing date for the Convertible Notes. For the Additional Call Option Confirmation, this is equal to the number of additional Convertible Notes in principal amount of $1,000.

13 Insert initial conversion rate for the Convertible Notes.

14 Include cross reference to Indenture section(s) containing discretionary adjustments to the Conversion Rate by Counterparty.

15 Include cross reference to Indenture section(s) governing make whole adjustments to the Conversion Rate.

16 Include cross reference to Indenture section(s) setting forth the requirements for conversion of the Convertible Notes.

respect to any surrender of a Convertible Note for conversion in respect of which Counterparty has elected to designate a financial institution for exchange in lieu of conversion of such Convertible Note pursuant to Section [14.12]17 of the Indenture. With the exception of Options exercised under “Automatic Exercise of Remaining Repayment Options After Free Convertibility Date” below, Options may only be exercised on a Conversion Date in respect of the Convertible Notes and only in an amount corresponding to the number of USD 1,000 principal amount of Convertible Notes converted on such Conversion Date.

Free Convertibility Date: June 15, 2029

Expiration Time: The Valuation Time

Expiration Date: September 15, 2029, subject to earlier exercise.

Multiple Exercise: Applicable, as described under “Automatic Exercise” and “Automatic Exercise of Remaining Repayment Options After Free Convertibility Date” below.

Automatic Exercise: Notwithstanding Section 3.4 of the Equity Definitions, on each Conversion Date occurring on or after the Free Convertibility Date, in respect of which a Notice of Conversion that is effective as to Counterparty has been delivered by the relevant converting “Holder” (as defined in the Indenture), a number of Options equal to [(i)] the number of Convertible Notes in denominations of USD 1,000 as to which such Conversion Date has occurred [minus (ii) the number of Options that are or are deemed to be automatically exercised on such Conversion Date under the Base Call Option Transaction Confirmation letter agreement dated September [__], 2025 between Dealer and Counterparty (the “Base Call Option Confirmation”) (and for the purposes of determining whether any Options under this Confirmation or under the Base Call Option Confirmation will be automatically exercised hereunder or under the Base Call Option Confirmation, the Convertible Notes subject to conversion shall be allocated first to the Base Call Option Confirmation until all Options thereunder are exercised or terminated),]18 shall be deemed to be automatically exercised; provided that such Options shall be exercised or deemed exercised only if Counterparty has provided a Notice of Exercise to Dealer in accordance with “Notice of Exercise” below.

Notwithstanding the foregoing, in no event shall the number of Options that are exercised or deemed exercised hereunder exceed the Number of Options.

Automatic Exercise of Remaining

Repayment Options After Free

17 Include cross reference to Indenture section containing provisions for exchange in lieu of conversion.

18 Include for Additional Call Option Confirmation only.

Convertibility Date: Notwithstanding anything herein or in Section 3.4 of the Equity Definitions to the contrary, unless Counterparty notifies Dealer in writing prior to 5:00 p.m. (New York City time) on the Scheduled Valid Day immediately preceding the Expiration Date that it does not wish Automatic Exercise to occur with respect to any Remaining Repayment Options (as defined below), a number of Options equal to the lesser of (a) the Number of Options (after giving effect to the provisions opposite the caption “Automatic Exercise” above) as of 9:00 a.m. (New York City time) on the Expiration Date and (b) the Remaining Repayment Options (as defined below) [minus the number of Remaining Options (as defined in the Base Call Option Confirmation)]19 (such lesser number, the “Remaining Options”) will be deemed to be automatically exercised as if (i) a number of Convertible Notes (in denominations of USD 1,000 principal amount) equal to such number of Remaining Options were converted with a Conversion Date occurring on or after the Free Convertibility Date and (ii) the Settlement Method were applied to the Options corresponding to such Convertible Notes; provided that no such automatic exercise pursuant to this paragraph will occur if the Relevant Price for each Valid Day during the Settlement Averaging Period is less than or equal to the Strike Price. “Remaining Repayment Options” shall mean the excess of (I) the number of Options corresponding to the aggregate number of Convertible Notes (in denominations of USD 1,000 principal amount) that were subject to Repayment Events (as defined in Section 9(i)(iii) below) other than Repayment Events resulting from the repurchase or redemption of Convertible Notes pursuant to Article [15]20 or Article [16]21 of the Indenture (“Repurchase Events”) during the term of the Transaction over (II) the aggregate number of Repayment Options (as defined below) terminated pursuant to Section 9(i)(iii) relating to Repurchase Events during the term of the Transaction [plus the aggregate number of Repayment Options (as defined in the Base Call Option Confirmation) terminated under the Base Call Option Confirmation relating to Repurchase Events (as defined therein) during the term of the “Transaction” under the Base Call Option Confirmation].22 Counterparty shall notify Dealer in writing of the number of Remaining Repayment Options before 5:00 p.m. (New York City time) on the Scheduled Valid Day immediately preceding the Expiration Date.

Notice of Exercise: Notwithstanding anything to the contrary in the Equity Definitions or under “Automatic Exercise” above, but subject to “Automatic Exercise of Remaining Repayment Options After Free Convertibility Date,” in order to exercise any Options relating to Convertible Notes with a

19 Include for Additional Call Option Confirmation only.

20 Include cross reference to Indenture section governing repurchase upon a fundamental change.

21 Include cross reference to Indenture section governing optional redemption.

22 Include for Additional Call Option Confirmation Only.

Conversion Date occurring on or after the Free Convertibility Date, Counterparty must notify Dealer in writing (which, for the avoidance of doubt, may be by email) before 5:00 p.m. (New York City time) on the Scheduled Valid Day immediately preceding the Expiration Date specifying the number of such Options; provided that, notwithstanding the foregoing, such notice (and the related exercise of Options hereunder) shall be effective if given after the applicable notice deadline specified above but prior to 5:00 P.M. (New York City time) on the fifth Exchange Business Day following such notice deadline, in which event the Calculation Agent shall have the right to adjust Dealer’s delivery obligation hereunder and the Settlement Date in a commercially reasonable manner, with respect to the exercise of such Options, as appropriate to reflect the additional commercially reasonable costs (as a result of hedging mismatches and market losses) and expenses incurred by Dealer in connection with its hedging activities, with such adjustments made assuming that Dealer maintains commercially reasonable hedge positions (including the unwinding of any hedge position), solely resulting from Dealer not having received such notice prior to such notice deadline (it being understood that the adjusted delivery obligation described in the preceding proviso can never be less than zero and can never require any payment by Counterparty); provided further that if the Relevant Settlement Method for such Options is (x) Net Share Settlement and the Specified Cash Amount (as defined below) is not USD 1,000, (y) Cash Settlement or (z) Combination Settlement, Dealer shall have received a separate notice (the “Notice of Final Settlement Method”) (which, for the avoidance of doubt, may be by email) in respect of all such Convertible Notes before 5:00 p.m. (New York City time) on the Free Convertibility Date specifying (1) the Relevant Settlement Method for such Options, and (2) if the settlement method for the related Convertible Notes is not Settlement in Shares or Settlement in Cash (each as defined below), the fixed amount of cash per Convertible Note that Counterparty has elected to deliver to “Holders” (as defined in the Indenture) of the related Convertible Notes (the “Specified Cash Amount”). If Counterparty fails to timely provide such Notice of Final Settlement Method, it shall be deemed to have provided a Notice of Final Settlement Method indicating that the Relevant Settlement Method is Net Share Settlement and that the settlement method for the related Convertible Notes is a combination of cash and shares with a Specified Cash Amount of USD 1,000. Counterparty acknowledges its responsibilities under applicable securities laws, and in particular Section 9 and Section 10(b) of the Exchange Act (as defined below) and the rules and regulations thereunder, in respect of any affirmative election of a settlement method with respect to the Convertible Notes.

Valuation Time: At the close of trading of the regular trading session on the Exchange; provided that if the principal trading session is extended, the Calculation Agent shall determine the Valuation Time in its commercially reasonable discretion.

Market Disruption Event: Section 6.3(a) of the Equity Definitions is hereby replaced in its entirety by the following:

“‘Market Disruption Event’ means, in respect of a Share, (i) a failure by the primary United States national or regional securities exchange or market on which the Shares are listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. (New York City time) on any Scheduled Valid Day for the Shares for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Shares or in any options contracts or futures contracts on any Related Exchange relating to the Shares.”

Settlement Terms.

Settlement Method: For any Option, Net Share Settlement; provided that if the Relevant Settlement Method set forth below for such Option is not Net Share Settlement, then the Settlement Method for such Option shall be such Relevant Settlement Method, but only if Counterparty shall have notified Dealer of the Relevant Settlement Method in the Notice of Final Settlement Method for such Option.

Relevant Settlement Method: In respect of any Option:

(i) if Counterparty has elected, or is deemed to have elected, to settle its conversion obligations in respect of the related Convertible Note (A) entirely in Shares pursuant to Section [14.02(a)(iv)(A)]23 of the Indenture (together with cash in lieu of fractional Shares) (such settlement method, “Settlement in Shares”), (B) in a combination of cash and Shares pursuant to Section [14.02(a)(iv)(C)] of the Indenture with a Specified Cash Amount less than USD 1,000 (such settlement method, “Low Cash Combination Settlement”) or (C) in a combination of cash and Shares pursuant to Section [14.02(a)(iv)(C)] of the Indenture with a Specified Cash Amount equal to USD 1,000, then, in each case, the Relevant Settlement Method for such Option shall be Net Share Settlement;

(ii) if Counterparty has elected to settle its conversion obligations in respect of the related Convertible Note in a combination of cash and Shares pursuant to Section [14.02(a)(iv)(C)]24 of the Indenture with a Specified Cash Amount greater than USD 1,000, then the Relevant

23 Include cross reference to Indenture section containing provision for Counterparty’s relevant settlement election method.

24 Include cross reference to Indenture section containing provision for Counterparty’s relevant settlement election method.

Settlement Method for such Option shall be Combination Settlement; and

(iii) if Counterparty has elected to settle its conversion obligations in respect of the related Convertible Note entirely in cash pursuant to Section [14.02(a)(iv)(B)]25 of the Indenture (such settlement method, “Settlement in Cash”), then the Relevant Settlement Method for such Option shall be Cash Settlement.

Net Share Settlement: If Net Share Settlement is applicable to any Option exercised or deemed exercised hereunder, Dealer will deliver to Counterparty, on the relevant Settlement Date for each such Option, a number of Shares (the “Net Share Settlement Amount”) equal to the sum, for each Valid Day during the Settlement Averaging Period for each such Option, of (i) (a) the Daily Option Value for such Valid Day, divided by (b) the Relevant Price on such Valid Day, divided by (ii) the number of Valid Days in the Settlement Averaging Period; provided that in no event shall the Net Share Settlement Amount for any Option exceed a number of Shares equal to the Applicable Limit for such Option divided by the Applicable Limit Price on the Settlement Date for such Option.

Dealer will pay cash in lieu of delivering any fractional Shares to be delivered with respect to any Net Share Settlement Amount valued at the Relevant Price for the last Valid Day of the Settlement Averaging Period.

Combination Settlement: If Combination Settlement is applicable to any Option exercised or deemed exercised hereunder, Dealer will pay or deliver, as the case may be, to Counterparty, on the relevant Settlement Date for each such Option:

(i) cash (the “Combination Settlement Cash Amount”) equal to the sum, for each Valid Day during the Settlement Averaging Period for such Option, of (A) an amount for such Valid Day (the “Daily Combination Settlement Cash Amount”) equal to the lesser of (1) the product of (x) the Applicable Percentage and (y) the Specified Cash Amount minus USD 1,000 and (2) the Daily Option Value for such Valid Day, divided by (B) the number of Valid Days in the Settlement Averaging Period; provided that if the calculation in clause (A) above results in zero or a negative number for any Valid Day, the Daily Combination Settlement Cash Amount for such Valid Day shall be deemed to be zero; and

(ii) Shares (the “Combination Settlement Share Amount”) equal to the sum, for each Valid Day during the Settlement Averaging Period for such Option, of a number of Shares for such Valid Day

25 Include cross reference to Indenture section containing provision for Counterparty’s relevant settlement election method.

(the “Daily Combination Settlement Share Amount”) equal to (A) (1) the Daily Option Value on such Valid Day minus the Daily Combination Settlement Cash Amount for such Valid Day, divided by (2) the Relevant Price on such Valid Day, divided by (B) the number of Valid Days in the Settlement Averaging Period; provided that if the calculation in sub-clause (A)(1) above results in zero or a negative number for any Valid Day, the Daily Combination Settlement Share Amount for such Valid Day shall be deemed to be zero;

provided that in no event shall the sum of (x) the Combination Settlement Cash Amount for any Option and (y) the Combination Settlement Share Amount for such Option multiplied by the Applicable Limit Price on the Settlement Date for such Option, exceed the Applicable Limit for such Option.

Dealer will pay cash in lieu of delivering any fractional Shares to be delivered with respect to any Combination Settlement Share Amount valued at the Relevant Price for the last Valid Day of the Settlement Averaging Period.

Cash Settlement: If Cash Settlement is applicable to any Option exercised or deemed exercised hereunder, in lieu of Section 8.1 of the Equity Definitions, Dealer will pay to Counterparty, on the relevant Settlement Date for each such Option, an amount of cash (the “Cash Settlement Amount”) equal to the sum, for each Valid Day during the Settlement Averaging Period for such Option, of (i) the Daily Option Value for such Valid Day, divided by (ii) the number of Valid Days in the Settlement Averaging Period; provided that in no event shall the Cash Settlement Amount for any Option exceed the Applicable Limit for such Option.

Daily Option Value: For any Valid Day, an amount equal to (i) the Option Entitlement on such Valid Day, multiplied by (ii) (A) the lesser of the Relevant Price on such Valid Day and the Cap Price, less (B) the Strike Price on such Valid Day; provided that if the calculation contained in clause (ii) above results in a negative number, the Daily Option Value for such Valid Day shall be deemed to be zero. In no event will the Daily Option Value be less than zero.

Applicable Limit: For any Option, an amount of cash equal to the Applicable Percentage multiplied by the excess of (i) the aggregate of (A) the amount of cash, if any, paid to the “Holder” (as defined in the Indenture) of the related Convertible Note upon conversion of such Convertible Note and (B) the number of Shares, if any, delivered to the “Holder” (as defined in the Indenture) of the related Convertible Note upon conversion of such Convertible Note multiplied by the Applicable Limit Price on the Settlement Date for such Option, over (ii) USD 1,000. Counterparty shall notify Dealer (which notice may, for the avoidance of doubt, be by email) of such amount of cash, if any, and number of Shares, if any, prior to the Settlement Date.

Applicable Limit Price: On any day, the opening price as displayed under the heading “Op” on Bloomberg page PI <equity> (or any successor thereto).

Valid Day: A day on which (i) there is no Market Disruption Event and (ii) trading in the Shares generally occurs on the Exchange or, if the Shares are not then listed on the Exchange, on the principal other United States national or regional securities exchange on which the Shares are then listed or, if the Shares are not then listed on a United States national or regional securities exchange, on the principal other market on which the Shares are then listed or admitted for trading. If the Shares are not so listed or admitted for trading, “Valid Day” means a Business Day.

Scheduled Valid Day: A day that is scheduled to be a Valid Day on the principal United States national or regional securities exchange or market on which the Shares are listed or admitted for trading. If the Shares are not so listed or admitted for trading, “Scheduled Valid Day” means a Business Day.

Business Day: Any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

Relevant Price: On any Valid Day, the per Share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page PI <equity> AQR (or its equivalent successor if such page is not available) in respect of the period from the scheduled opening time of the Exchange to the Scheduled Closing Time of the Exchange on such Valid Day (or if such volume-weighted average price is unavailable at such time, the market value of one Share on such Valid Day, as determined by the Calculation Agent in a commercially reasonable manner using, if practicable, a volume-weighted average method). The Relevant Price will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

Settlement Averaging Period: For any Option and regardless of the Settlement Method applicable to such Option, the 20 consecutive Valid Days commencing on, and including, the 21st Scheduled Valid Day immediately prior to the Expiration Date.

Settlement Date: For any Option, the second Business Day immediately following the final Valid Day of the Settlement Averaging Period for such Option.

Settlement Currency: USD

Other Applicable Provisions: The provisions of Sections 9.1(c), 9.8, 9.9 and 9.11 of the Equity Definitions will be applicable, except that all references in such provisions to “Physically-settled” shall be read as references to “Share Settled”. “Share Settled” in relation to any Option means that Net Share Settlement or Combination Settlement is applicable to that Option.

Representation and Agreement: Notwithstanding anything to the contrary in the Equity Definitions (including, but not limited to, Section 9.11 thereof), the parties acknowledge that (i) any Shares delivered to Counterparty shall be, upon delivery, subject to restrictions and limitations arising from Counterparty’s status as issuer of the Shares under applicable securities laws, (ii) Dealer may deliver any Shares required to be delivered hereunder in certificated form in lieu of delivery through the Clearance System and (iii) any Shares delivered to Counterparty may be “restricted securities” (as defined in Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”)).

3.
Additional Terms applicable to the Transaction.

Adjustments applicable to the Transaction:

Potential Adjustment Events: Notwithstanding Section 11.2(e) of the Equity Definitions, a “Potential Adjustment Event” means an occurrence of any event or condition, as set forth in any Dilution Adjustment Provision, that would result in an adjustment under the Indenture to the “Conversion Rate” or the composition of a “unit of Reference Property” or to any “Last Reported Sale Price,” “Daily VWAP,” “Daily Conversion Value” or “Daily Settlement Amount” (each as defined in the Indenture).

For the avoidance of doubt, Dealer shall not have any delivery or payment obligation hereunder, and no adjustment shall be made to the terms of the Transaction, on account of (x) any distribution of cash, property or securities by Counterparty to “Holders” (as defined in the Indenture) (upon conversion or otherwise) or (y) any other transaction in which “Holders” (as defined in the Indenture) are entitled to participate, in each case, in lieu of an adjustment under the Indenture of the type referred to in the immediately preceding sentence (including, without limitation, pursuant to the fourth sentence of Section [14.04(c)]26 of the Indenture or the fourth sentence of Section [14.04(d)]27 of the Indenture).

Method of Adjustment: Calculation Agent Adjustment, which means that, notwithstanding Section 11.2(c) of the Equity Definitions (and, for the avoidance of doubt, subject to Section 9(y) of this Confirmation, in lieu of any adjustments pursuant to Section 11.2(c) of the Equity Definitions), upon any Potential Adjustment Event, the Calculation Agent shall make a corresponding adjustment in respect of any

26 Include cross reference to Indenture provision for pass through of distributed property, at the same time as it is received by holders of the Shares, in lieu of a Conversion Rate adjustment.

27 Include cross reference to Indenture provision for pass through of cash, at the same time as it is received by holders of the Shares, in lieu of a Conversion Rate adjustment.

adjustment to the Convertible Notes under the Indenture to any one or more of the Strike Price, Number of Options and Option Entitlement.

Notwithstanding the foregoing and “Consequences of Merger Events / Tender Offers” below:

(i) if the Calculation Agent in good faith and in a commercially reasonable manner disagrees with any adjustment to the Convertible Notes that involves an exercise of discretion by Counterparty or its board of directors (including, without limitation, pursuant to Section [14.05]28 of the Indenture, Section [14.07]29 of the Indenture or any supplemental indenture entered into thereunder or in connection with any proportional adjustment or the determination of the fair value of any securities, property, rights or other assets), then in each such case, the Calculation Agent will determine in good faith and in a commercially reasonable manner the adjustment to be made to any one or more of the Strike Price, Number of Options and Option Entitlement; provided that, notwithstanding the foregoing, if any Potential Adjustment Event occurs during the Settlement Averaging Period but no adjustment was made to any Convertible Note under the Indenture because the relevant “Holder” (as defined in the Indenture) was deemed to be a record owner of the underlying Shares on the related Conversion Date, then the Calculation Agent shall in good faith and in a commercially reasonable manner make an adjustment, consistent with the methodology set forth in the Indenture, to the terms hereof in order to account for such Potential Adjustment Event;

(ii) in connection with any Potential Adjustment Event as a result of an event or condition set forth in Section [14.04(b)]30 of the Indenture or Section [14.04(c)]31 of the Indenture where, in either case, the period for determining “Y” (as such term is used in Section [14.04(b)]32 of the Indenture) or “SP0” (as such term is used in Section [14.04(c)]33 of the Indenture), as the case may be, begins before Counterparty has publicly announced the

28 Include cross reference to Indenture section providing for adjustments where a Conversion Rate adjustment occurs during a period over which Last Reported Sale Prices, Daily VWAPS, Daily Conversion Values, Daily Cash Amount or Daily Share Amounts are calculated.

29 Include cross reference to Indenture section relating to Share Exchange Events.

30 Include cross reference to Indenture section providing for adjustment to the Conversion Rate in connection with a below market rights, options or warrants offering.

31 Include cross reference to Indenture section providing for adjustment to the Conversion Rate in connection with distributions of distributed property.

32 Include cross reference to Indenture section providing for adjustment to the Conversion Rate in connection with a below market rights, options or warrants offering.

33 Include cross reference to Indenture section providing for adjustment to the Conversion Rate in connection with distributions of distributed property.

event or condition giving rise to such Potential Adjustment Event, then the Calculation Agent shall, in good faith and in a commercially reasonable manner, have the right to adjust any one or more of the Strike Price, Number of Options and Option Entitlement as appropriate to reflect reasonable costs documented in reasonable detail (including, but not limited to, hedging mismatches and market losses customary for transactions of this type) and expenses that would be incurred by Dealer assuming Dealer is maintaining a commercially reasonable hedge position (subject to the requirements set forth under Hedging Adjustment below) as a result of such event or condition not having been publicly announced prior to the beginning of such period; and

(iii) if any Potential Adjustment Event is declared and (a) the event or condition giving rise to such Potential Adjustment Event is subsequently amended, modified, cancelled or abandoned, (b) the “Conversion Rate” (as defined in the Indenture) is otherwise not adjusted at the time or in the manner contemplated by the relevant Dilution Adjustment Provision based on such declaration or (c) the “Conversion Rate” (as defined in the Indenture) is adjusted as a result of such Potential Adjustment Event and subsequently re-adjusted (each of clauses (a), (b) and (c), a “Potential Adjustment Event Change”) then, in each case, the Calculation Agent shall, in good faith and in a commercially reasonable manner, have the right to adjust any one or more of the Strike Price, Number of Options and Option Entitlement as appropriate to reflect the reasonable costs documented in reasonable detail (including, but not limited to, hedging mismatches and market losses customary for transactions of this type) and expenses that would be incurred by Dealer assuming Dealer is maintaining a commercially reasonable hedge position (subject to the requirements set forth under Hedging Adjustment below) as a result of such Potential Adjustment Event Change.

Dilution Adjustment Provisions: Sections [14.04(a), (b), (c), (d) and (e)]34 and Section [14.05]35 of the Indenture.

34 Include cross reference to Indenture sections containing anti-dilution adjustments to the Conversion Rate.

35 Include cross reference to Indenture section providing for adjustments where a Conversion Rate adjustment occurs during a period over which Last Reported Sale Prices, Daily VWAPS, Daily Conversion Values, Daily Measurement Amount, Daily Settlement Amount or Daily Net Settlement Amounts are calculated.

Extraordinary Events applicable to the Transaction:

Merger Events: Applicable; provided that notwithstanding Section 12.1(b) of the Equity Definitions, a “Merger Event” means the occurrence of any event or condition set forth in the definition of “Share Exchange Event” in Section [14.07(a)]36 of the Indenture.

Tender Offers: Applicable; provided that notwithstanding Section 12.1(d) of the Equity Definitions, a “Tender Offer” means the occurrence of any event or condition set forth in Section [14.04(e)]37 of the Indenture.

Consequences of Merger Events/

Tender Offers: Notwithstanding Section 12.2 and Section 12.3 of the Equity Definitions, upon the occurrence of a Merger Event or a Tender Offer, the Calculation Agent shall make in a commercially reasonable manner a corresponding adjustment in respect of any adjustment under the Indenture to any one or more of the nature of the Shares (in the case of a Merger Event), Strike Price, Number of Options and Option Entitlement to the extent that an analogous adjustment is required to be made pursuant to the Indenture in respect of such Merger Event or Tender Offer, subject to the second paragraph under “Method of Adjustment”; provided, however, that such adjustment shall be made without regard to any adjustment to the “Conversion Rate” (as defined in the Indenture) pursuant to any Excluded Provision; provided further that if, with respect to a Merger Event or a Tender Offer, (i) the consideration for the Shares includes (or, at the option of a holder of Shares, may include) shares of an entity or person that is not a corporation or is not organized under the laws of the United States, any State thereof or the District of Columbia or (ii) the Counterparty to the Transaction following such Merger Event or Tender Offer will not be a corporation organized under the laws of the United States, any State thereof or the District of Columbia, then, in either case, subject to Section 9(l), Cancellation and Payment (Calculation Agent Determination) may apply at Dealer’s reasonable election; provided further that, for the avoidance of doubt, adjustments shall be made pursuant to the provisions set forth above regardless of whether any Merger Event or Tender Offer gives rise to an Early Conversion.

Consequences of Announcement Events: Modified Calculation Agent Adjustment as set forth in Section 12.3(d) of the Equity Definitions; provided that, in respect of an Announcement Event, the definition of “Modified Calculation Agent Adjustment” set forth in Section 12.3(d) of the Equity Definitions shall be modified in the following manner: (x) references to “Tender Offer” shall be replaced by references to “Announcement Event” and references to “Tender Offer Date” shall be replaced by

36 Include cross reference to Indenture section describing consequences of Share Exchange Events.

37 Include cross reference to Indenture section describing consequences of tender offers.

references to “date of such Announcement Event”, (y) the phrase “exercise, settlement, payment or any other terms of the Transaction (including, without limitation, the spread)” shall be replaced with the phrase “Cap Price (provided that in no event shall the Cap Price be less than the Strike Price)”, and the words “whether within a commercially reasonable (as determined by the Calculation Agent) period of time prior to or after the Announcement Event,” shall be inserted prior to the word “which” in the seventh line, and (z) for the avoidance of doubt, the Calculation Agent shall in a commercially reasonable manner determine whether the relevant Announcement Event has had a material economic effect on the Transaction (and, if so, shall adjust the Cap Price accordingly) on one or more occasions on or after the date of the Announcement Event up to, and including, the Expiration Date, any Early Termination Date and/or any other date of cancellation and the Calculation Agent shall make an adjustment to the Cap Price upon any announcement regarding the abandonment of any such transaction that was previously the subject of an adjustment pursuant to this provision to the extent necessary to reflect the economic effect of such subsequent announcement on the Transaction, it being understood that any adjustment in respect of an Announcement Event shall take into account any earlier adjustment relating to the same Announcement Event and shall not be duplicative with any other adjustment or cancellation valuation made pursuant to this Confirmation, the Equity Definitions or the Agreement (and it being understood and agreed that the Calculation Agent shall provide to Counterparty commercially reasonable documentary evidence of the inputs used to make any such adjustments to the terms of the Transaction described in this clause (z), subject to, and in accordance with, Section 4 hereof). An Announcement Event shall be an “Extraordinary Event” for purposes of the Equity Definitions, to which Article 12 of the Equity Definitions is applicable. Dealer acknowledges that an adjustment required to be made by the Calculation Agent in respect of an Announcement Event may result in an increase to the Cap Price.

Announcement Event: (i) The public announcement by (x) Issuer or any subsidiary, affiliate or agent thereof or any Valid Third-Party Entity of any transaction that the Calculation Agent determines is reasonably likely to be completed and that, if completed, would constitute a Merger Event or Tender Offer (it being understood and agreed that in determining whether such transaction is reasonably likely to be completed, the Calculation Agent shall take into consideration the effect of the relevant announcement on the Shares and/or options relating to the Shares and, if such effect is material, shall deem such transaction to be reasonably likely to be completed), (y) Issuer or any subsidiary, affiliate or agent thereof or any Valid Third-Party Entity of any potential acquisition or disposition by Issuer and/or its subsidiaries where the aggregate consideration exceeds 35% of the market capitalization of Issuer as of the date of such announcement (an “Acquisition Transaction”) or (z) Issuer, any subsidiary, affiliate or agent of Issuer or any Valid Third-Party Entity of the intention to enter into a Merger Event or Tender Offer or an Acquisition Transaction (in the case of a Valid Third Party Entity, that the Calculation Agent determines is capable of consummating the relevant Merger Event, Tender Offer or Acquisition Transaction, it being understood and agreed that in making such determination, the Calculation Agent shall take into consideration the effect of the relevant announcement on the Shares and/or options relating to the Shares and, if such effect is material, shall deem such entity to be capable of consummating the relevant Merger Event, Tender Offer or Acquisition Transaction), (ii) the public announcement by Issuer or any subsidiary, affiliate or agent thereof or any Valid Third-Party Entity of an intention to solicit or enter into, or explore strategic alternatives that may include a Merger Event or Tender Offer or an Acquisition Transaction or (iii) any subsequent public announcement by any Valid Third-Party Entity, Issuer or any subsidiary, affiliate or agent of Issuer of a change to a transaction or intention that is the subject of an announcement of the type described in clause (i) or (ii) of this sentence (including, without limitation, a new announcement, whether or not by the same party, relating to such a transaction or intention or the announcement of a withdrawal from, or the abandonment or discontinuation of, such a transaction or intention), as determined by the Calculation Agent in a commercially reasonable manner. For the avoidance of doubt, the occurrence of an Announcement Event with respect to any transaction or intention shall not preclude the occurrence of a later Announcement Event with respect to such transaction or intention. For purposes of this definition of “Announcement Event,” (A) “Merger Event” shall mean such term as defined under Section 12.1(b) of the Equity Definitions (but, for the avoidance of doubt, the remainder of the definition of “Merger Event” in Section 12.1(b) of the Equity Definitions following the definition of “Reverse Merger” therein shall be disregarded) and (B) “Tender Offer” shall mean such term as defined under Section 12.1(d) of the Equity Definitions; provided that Section 12.1(d) of the Equity Definitions is hereby amended by replacing “10%” with “20%” in the third line thereof.

Valid Third-Party Entity: In respect of any transaction or event, any third party or subsidiary, agent or affiliate thereof that the Calculation Agent in good faith and in a commercially reasonable manner determines has a bona fide intent to enter into or consummate such transaction (it being understood and agreed that in determining whether such third party has such a bona fide intent, the Calculation Agent shall take into consideration the effect of the relevant announcement by such third party on the Shares and/or options relating to the Shares).

Nationalization, Insolvency or Delisting: Cancellation and Payment (Calculation Agent Determination); provided that, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or their respective successors), such exchange or quotation system shall thereafter be deemed to be the Exchange.

Additional Disruption Events:

Change in Law: Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) replacing the word “Shares” where it appears in clause (X) thereof with the words “Hedge Position”, (iii) replacing the parenthetical beginning after the word “regulation” in the second line thereof the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption, effectiveness or promulgation of new regulations authorized or mandated by existing statute)”, and (iv) adding the words “provided that in the case of clause (Y) hereof and any law, regulation or interpretation, the consequence of such law, regulation or interpretation is applied consistently by Dealer to all of its similarly situated counterparties and/or similar transactions; and provided further that it shall not constitute a “Change in Law” unless Dealer has used good faith and commercially reasonable efforts to avoid such illegality or increased cost, it being understood and agreed that (x) Dealer shall not be required to violate any applicable law, rule, regulation or any reasonably related and consistently applied policy of Dealer, in each case as reasonably determined in good faith by Dealer, in connection with avoiding such illegality or increased cost and (y) for the avoidance of doubt, Dealer shall not be required to incur any loss (other than immaterial or incidental expenses) to avoid such illegality or increased cost to avoid such illegality or increased cost;” after the semi-colon in the last line thereof. Notwithstanding anything to the contrary herein or in the Equity Definitions, upon the occurrence of the “Change in Law” as set forth in clause (Y) of Section 12.9(a)(ii) of the Equity Definitions, the provisions applicable to an “Increased Cost of Hedging” as set forth in Section 12.9(b)(vi) of the Equity Definitions shall apply to such “Change in Law” (in lieu of the provisions set forth in Section 12.9(b)(i)).

Failure to Deliver: Applicable

Hedging Disruption: Applicable; provided that:

(i) Section 12.9(a)(v) of the Equity Definitions is hereby amended by (a) inserting the following words at the end of clause (A) thereof: “in the manner contemplated by the Hedging Party on the Trade Date” and (b) inserting the following two phrases at the end of such Section:

“For the avoidance of doubt, the term “equity price risk” shall be deemed to include, but shall not be limited to, stock price and volatility risk. And, for the further avoidance of doubt, any such transactions or assets referred to in phrases (A) or (B) above must be available on commercially reasonable pricing terms.”; and

(ii) Section 12.9(b)(iii) of the Equity Definitions is hereby amended by inserting in the third line thereof, after the words “to terminate the Transaction”, the words “or a portion of the Transaction affected by such Hedging Disruption”.

Increased Cost of Hedging: Applicable solely with respect to a “Change in Law” described in clause (Y) of Section 12.9(a)(ii) of the Equity Definitions as set forth in the last sentence opposite the caption “Change in Law” above.

Hedging Party: For all applicable Additional Disruption Events, Dealer.

Determining Party: For all applicable Extraordinary Events, Dealer; provided that when making any determination or calculation as “Determining Party,” Dealer shall be bound by the same obligations relating to required acts of the Calculation Agent as set forth in Section 1.40 of the Equity Definitions and this Confirmation as if Determining Party were the Calculation Agent.

Following any determination or calculation by Determining Party hereunder, upon a written request by Counterparty (which may be by email), Determining Party will promptly (but in any event within five Scheduled Trading Days) provide to Counterparty by email to the email address provided by Counterparty in such written request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation (including any assumptions used in making such determination or calculation), it being understood that in no event will Determining Party be obligated to share with Counterparty any proprietary or confidential data or information or any proprietary or confidential models used by it in making such determination or calculation or any information that is subject to an obligation not to disclose such information.

All calculations and determinations made by Determining Party shall be made in good faith and in a commercially reasonable manner.

Non-Reliance: Applicable

Agreements and Acknowledgments

Regarding Hedging Activities: Applicable

Hedging Adjustment: For the avoidance of doubt, whenever the Determining Party or Calculation Agent makes an adjustment that is required or permitted to be made pursuant to the terms of this Confirmation or the Equity Definitions to take into account the effect of an event (other than, for the avoidance of doubt, any adjustment that is required to be made by reference to the Indenture), the Determining Party or Calculation Agent, as the case may be, shall make such adjustment by reference to the effect of such event on Dealer assuming that Dealer maintains a commercially reasonable hedge position.

Additional Acknowledgments: Applicable

4.
Calculation Agent. Dealer; provided that, following the occurrence and during the continuance of an Event of Default of the type described in Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, Counterparty shall have the right to designate a nationally recognized independent equity derivatives dealer to replace Dealer as the Calculation Agent, and the parties shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent.

All calculations and determinations by the Calculation Agent shall be made in good faith and in a commercially reasonable manner, and by reference to the effect on Dealer assuming that Dealer maintains a commercially reasonable hedge position with respect to the Transaction. Following any adjustment, determination or calculation by the Calculation Agent hereunder, upon a written request by Counterparty (which may be by email), the Calculation Agent will promptly (but in any event within five Scheduled Trading Days) provide to Counterparty by email to the email address provided by Counterparty in such written request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such adjustment, determination or calculation (including a description of such assumed hedge position, if relevant, and any other assumptions, quotations, market data or information from internal or external sources used in making such adjustment, determination or calculation), it being understood that in no event will the Calculation Agent be obligated to share with Counterparty any proprietary or confidential data or information or any proprietary or confidential models used by it in making such adjustment, determination or calculation or any information that is subject to an obligation not to disclose such information.

5.
Account Details.
(a)
Account for payments to Counterparty:

To be provided.

Account for delivery of Shares to Counterparty:

To be provided.

(b)
Account for payments to Dealer:

[________]

Account for delivery of Shares from Dealer:

To be provided.

6.
Offices.
(a)
The Office of Counterparty for the Transaction is: Inapplicable, Counterparty is not a Multibranch Party.
(b)
The Office of Dealer for the Transaction is: [________]
7.
Notices.
(a)
Address for notices or communications to Counterparty:

Impinj, Inc.

400 Fairview Avenue North, Suite 1200

Seattle, WA 98109

Attention: Finance; Denise Masters
Telephone: (206) 834-1086
Email: dmasters@impinj.com

With a copy to Legal:

Attention: Yukio Morikubo

Telephone: (206) 834-1052
Email: ymorikubo@impinj.com

(b)
Address for notices or communications to Dealer:

[____________________]
Attention: [____________]
Telephone: [____________]
Facsimile: [____________]
Email: [____________]

With a copy to:

[____________________]
Attention: [____________]
Telephone: [____________]
Facsimile: [____________]
Email: [____________]

8.
Representations and Warranties.
(a)
Representations and Warranties of Counterparty. Each of the representations and warranties of Counterparty set forth in Section 1 of the Purchase Agreement (the “Purchase Agreement”) dated as of [__], 2025, among Counterparty and [ ] and [ ], as representatives of the Initial Purchasers party thereto (the “Initial Purchasers”), is true and correct and is hereby deemed to be repeated to Dealer as if set forth herein. Counterparty hereby further represents and warrants to Dealer on the date hereof and on and as of the Premium Payment Date, in lieu of the representations set forth in Section 3(a) of the Agreement, that:
(i)
Counterparty has all necessary corporate power and authority to execute, deliver and perform its obligations in respect of the Transaction; such execution, delivery and performance have been duly authorized by all necessary corporate action on Counterparty’s part; and this Confirmation has been duly and validly executed and delivered by Counterparty and constitutes its valid and binding obligation, enforceable against Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution hereunder may be limited by federal or state securities laws or public policy relating thereto.
(ii)
Neither the execution and delivery of this Confirmation nor the incurrence or performance of obligations of Counterparty hereunder will conflict with or result in a breach of the certificate of incorporation or by‑laws (or any equivalent documents) of Counterparty, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which Counterparty or any of its subsidiaries is a party or by which Counterparty or any of its subsidiaries is bound or to which Counterparty or any of its subsidiaries is subject, or constitute a default under, or result in the creation of any lien under, any such agreement or instrument.
(iii)
No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required in connection with the execution, delivery or performance by Counterparty of this Confirmation, except such as have been obtained or made and such as may be required under the Securities Act or state securities laws.
(iv)
Counterparty is not and, after consummation of the transactions contemplated hereby, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(v)
Counterparty is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended, other than a person that is an eligible contract participant under Section 1a(18)(C) of the Commodity Exchange Act).
(vi)
Counterparty is not, on the date hereof, aware of any material non-public information with respect to Counterparty or the Shares.
(vii)
To the knowledge of Counterparty, no U.S. state or local law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares (except for filings of any Form 13F, Schedule 13D or Schedule 13G under the Exchange Act); provided that Counterparty makes no representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Dealer or any of its affiliates solely as a result of it or any of such affiliates being a financial institution or broker-dealer.

(viii)
Counterparty (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least USD 50 million.
(ix)
The assets of Counterparty do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor Regulations promulgated thereunder or similar law.
(x)
On each of the Trade Date, the Premium Payment Date and immediately after giving effect to the Transaction on the Premium Payment Date, (A) the present fair market value (or present fair saleable value) of the total assets of Counterparty is not less than the total amount required to pay the probable total liabilities (including contingent liabilities) of Counterparty as they mature and become absolute, (B) the capital of Counterparty is adequate to conduct its business in the manner contemplated in its public filings under the Exchange Act and to enter into the Transaction, (C) Counterparty has the ability to pay its debts and obligations as such debts mature, (D) Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)) and (E) Counterparty would be able to purchase the Number of Shares with respect to the Transaction in compliance with the laws of the jurisdiction of Counterparty’s incorporation (including the adequate surplus and capital requirements of Sections 154 and 160 of the General Corporation Law of the State of Delaware).
(b)
Representations and Warranties of Dealer. Dealer hereby represents and warrants to Counterparty on the date hereof and on and as of the Premium Payment Date, in lieu of the representations set forth in Section 3(a) of the Agreement, that:
(i)
Dealer has all necessary corporate power and authority to execute, deliver and perform its obligations in respect of the Transaction; such execution, delivery and performance have been duly authorized by all necessary corporate action on Dealer’s part; and this Confirmation has been duly and validly executed and delivered by Dealer and constitutes its valid and binding obligation, enforceable against Dealer in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution hereunder may be limited by federal or state securities laws or public policy relating thereto.
(ii)
Neither the execution and delivery of this Confirmation nor the incurrence or performance of obligations of Dealer hereunder will conflict with or result in a breach of (1) the certificate of incorporation or by‑laws (or any equivalent documents) of Dealer, or (2) any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or (3) any agreement or instrument to which Dealer or any of its subsidiaries is a party or by which Dealer or any of its subsidiaries is bound or to which Dealer or any of its subsidiaries is subject, or (4) constitute a default under, or result in the creation of any lien under, any such agreement or instrument.
(iii)
No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required in connection with the execution, delivery or performance by Dealer of this Confirmation, except such as have been obtained or made and such as may be required under the Securities Act or state securities laws.

(iv)
Dealer is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended, other than a person that is an eligible contract participant under Section 1a(18)(C) of the Commodity Exchange Act).
(v)
On each of the Trade Date and the Premium Payment Date, Dealer is not “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code).
9.
Other Provisions.
(a)
Opinions. Counterparty shall deliver to Dealer an opinion of counsel, dated as of the Premium Payment Date, with respect to the matters set forth in Section 3(a)(i), (ii), (iii) and (v) of the Agreement. Delivery of such opinion to Dealer shall be a condition precedent for the purpose of Section 2(a)(iii) of the Agreement with respect to each obligation of Dealer under Section 2(a)(i) of the Agreement.
(b)
Repurchase Notices. Counterparty shall, on any day on which Counterparty effects any repurchase of Shares, promptly give Dealer a written notice of such repurchase (a “Repurchase Notice”) on such day if following such repurchase, the number of outstanding Shares as determined on such day is (i) less than [__]38 million (in the case of the first such notice) or (ii) thereafter more than [__]39 million less than the number of Shares included in the immediately preceding Repurchase Notice. Counterparty agrees to indemnify and hold harmless Dealer and its affiliates and their respective officers, directors, employees, affiliates, advisors, agents and controlling persons (each, an “Indemnified Person”) from and against any and all commercially reasonable losses (including losses relating to Dealer’s commercially reasonable hedging activities as a consequence of becoming, or of the risk of becoming, a Section 16 “insider”, including without limitation, any forbearance from hedging activities or cessation of hedging activities and any losses in connection therewith with respect to the Transaction, in each case, assuming that Dealer maintains a commercially reasonable hedge position), claims, damages, judgments, liabilities and expenses (including reasonable attorney’s fees of one outside counsel in each relevant jurisdiction), joint or several, which an Indemnified Person may become subject to, as a result of Counterparty’s failure to provide Dealer with a Repurchase Notice on the day and in the manner specified in this paragraph, and to reimburse, within 30 days, upon written request, each of such Indemnified Persons for any commercially reasonable out-of-pocket legal or other expenses incurred (and supported by invoices or other documentation setting forth in reasonable detail such expenses) in connection with investigating, preparing for, providing testimony or other evidence in connection with or defending any of the foregoing. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against the Indemnified Person as a result of Counterparty’s failure to provide Dealer with a Repurchase Notice in accordance with this paragraph, such Indemnified Person shall promptly notify Counterparty in writing, and Counterparty, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others Counterparty may designate in such proceeding and shall pay the commercially reasonable fees and expenses of such counsel related to such proceeding. Counterparty shall not be liable to the extent that the Indemnified Person fails to notify Counterparty within a commercially reasonable period of time after any action is commenced against it in respect of which indemnity may be sought hereunder. In addition, Counterparty shall not be liable for any settlement of any proceeding contemplated by

38 Insert the number of Shares outstanding that would cause Dealer’s current position in the Shares underlying the Transaction (including the number of Shares underlying any additional transaction if the greenshoe is exercised in full, and any Shares underlying pre-existing call option transactions with Counterparty) to increase by 0.5%. To be based on Dealer with greatest number of underlying Shares (including the number of Shares underlying any additional transaction if the greenshoe is exercised in full, and any Shares underlying pre-existing call option transactions with Counterparty).

39 Insert the number of Shares that, if repurchased, would cause Dealer’s current position in the Shares underlying the Transaction (including the number of Shares underlying any additional transaction if the greenshoe is exercised in full, and any Shares underlying pre-existing call option transactions with Counterparty) to increase by a further 0.5% from the threshold for the first Repurchase Notice. To be based on Dealer with greatest number of underlying Shares (including the number of Shares underlying any additional transaction if the greenshoe is exercised in full, and any Shares underlying pre-existing call option transactions with Counterparty).

this paragraph that is effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, Counterparty agrees to indemnify any Indemnified Person from and against any commercially reasonable loss or liability by reason of such settlement or judgment. Counterparty shall not, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding contemplated by this paragraph that is in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding on terms reasonably satisfactory to such Indemnified Person. Counterparty shall not be liable for any losses, claims, damages or liabilities (or expenses relating thereto) of any Indemnified Person that result from the bad faith, gross negligence, willful misconduct or fraud of such Indemnified Person. If the indemnification provided for in this paragraph is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then Counterparty hereunder, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities. The remedies provided for in this paragraph (b) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity. The indemnity and contribution agreements contained in this paragraph shall remain operative and in full force and effect regardless of the termination of the Transaction.
(c)
Regulation M. Counterparty is not on the Trade Date engaged in a distribution, as such term is used in Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of any securities of Counterparty, other than a distribution meeting the requirements of the exception set forth in Rules 101(b)(10) and 102(b)(7) of Regulation M. Counterparty shall not, until the second Scheduled Trading Day immediately following the Effective Date, engage in any such distribution.
(d)
No Manipulation. Counterparty is not entering into the Transaction to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) or otherwise in violation of the Exchange Act.
(e)
Transfer or Assignment.
(i)
Counterparty shall have the right to transfer or assign its rights and obligations hereunder with respect to all, but not less than all, of the Options hereunder (such Options, the “Transfer Options”); provided that such transfer or assignment shall be subject to reasonable conditions that Dealer may impose, including but not limited, to the following conditions:
(A)
With respect to any Transfer Options, Counterparty shall not be released from its notice and indemnification obligations pursuant to Section 9(b) or any obligations under Section 9(n) or 9(s) of this Confirmation;
(B)
Any Transfer Options shall only be transferred or assigned to a third party that is a United States person (as defined in the Internal Revenue Code of 1986, as amended) (the “Revenue Code”);
(C)
Such transfer or assignment shall be effected on terms, including any reasonable undertakings by such third party (including, but not limited to, an undertaking with respect to compliance with applicable securities laws in a manner that, in the reasonable judgment of Dealer, will not expose Dealer to material risks under applicable securities laws) and execution of any documentation and delivery of legal opinions with respect to securities laws and other matters by such third party and Counterparty, as are reasonably requested and reasonably satisfactory to Dealer;

(D)
Dealer will not (including, for the avoidance of doubt, after giving effect to any indemnity from the transferee or assignee to Dealer provided in connection with such transfer or assignment) as a result of such transfer or assignment, be required to pay the transferee or assignee on any payment date an amount under Section 2(d)(i)(4) of the Agreement greater than an amount that Dealer would have been required to pay to Counterparty in the absence of such transfer or assignment;
(E)
An Event of Default, Potential Event of Default or Termination Event will not occur as a result of such transfer or assignment;
(F)
Without limiting the generality of clause (B), Counterparty shall cause the transferee or assignee to make such Payee Tax Representations and to provide a properly executed U.S. Internal Revenue Service Form W-9 and any such other tax documentation as may be reasonably requested by Dealer to permit Dealer to determine that results described in clauses (D) and (E) will not occur upon or after such transfer or assignment; and
(G)
Counterparty shall be responsible for all reasonable costs and expenses, including reasonable counsel fees, incurred by Dealer in connection with such transfer or assignment.
(ii)
Dealer may transfer or assign (a “Transfer”) all or any part of its rights or obligations under the Transaction (A) without Counterparty’s consent, to any affiliate or branch of Dealer (1) that has a long-term issuer rating that is equal to or better than Dealer’s credit rating at the time of such Transfer, or (2) whose obligations hereunder will be guaranteed, pursuant to the terms of a customary guarantee in a form used by Dealer or its ultimate parent generally for similar transactions, by Dealer or its ultimate parent (provided that in connection with any Transfer pursuant to clause (A)(2) hereof, the guarantee of any guarantor of the relevant transferee’s obligations under the Transaction shall constitute a Credit Support Document under the Agreement) or (B) with Counterparty’s consent (such consent not to be unreasonably withheld or delayed), to any third party financial institution that is a recognized dealer in the market for U.S. corporate equity derivatives and that has a long-term issuer rating equal to or better than the lesser of (1) the credit rating of Dealer at the time of the Transfer and (2) A- by Standard and Poor’s Financial Services LLC. or its successor (“S&P”), or A3 by Moody’s Investor Service, Inc. or its successor (“Moody’s”) or, if either S&P or Moody’s ceases to rate such debt, at least an equivalent rating or better by a substitute rating agency mutually agreed by Counterparty and Dealer; provided that, in the case of any Transfer (I) such a Transfer shall not occur unless an Event of Default, Potential Event of Default or Termination Event will not occur as a result of such Transfer; (II) at the time of such Transfer either (i) each of Dealer and the transferee in any such Transfer is a “dealer in securities” within the meaning of Section 475(c)(1) of the Revenue Code or (ii) the Transfer does not result in a deemed exchange by Counterparty within the meaning of Section 1001 of the Revenue Code; and (III) after any such Transfer (a) Counterparty will not (including, for the avoidance of doubt, after giving effect to any indemnity from the transferee or assignee to Counterparty provided in connection with such transfer or assignment), as a result of any withholding or deduction made by the transferee or assignee as a result of any Tax, receive from the transferee or assignee on any payment date or delivery date (after accounting for amounts paid by the transferee or assignee under Section 2(d)(i)(4) of the Agreement as well as such withholding or deduction) an amount or a number of Shares, as applicable, lower than the amount or the number of Shares, as applicable, that Dealer would have been required to pay or deliver to Counterparty in the absence of such Transfer (except to the extent such lower amount or number results from a Change in Tax Law (as defined in the Agreement) after the date of such Transfer), and (b) Dealer shall cause the transferee or assignee to make such Payee Tax Representations and to provide such tax documentation as may be reasonably requested by Counterparty to permit Counterparty to make any necessary determinations pursuant to clause (III)(a) of this proviso; provided further that Dealer shall promptly provide written notice to Counterparty following such Transfer. If at any time at which (A) the Section 16 Percentage exceeds 7.5%, (B) the Option Equity Percentage exceeds 14.5%, or (C) the Share Amount exceeds the Applicable Share Limit (if any applies) (any such condition described in clauses (A), (B) or (C), an “Excess Ownership Position”), Dealer is unable after using its commercially reasonable efforts to effect a transfer or assignment of Options to a third party on pricing terms reasonably acceptable to Dealer and within a time period reasonably acceptable to Dealer such that no Excess Ownership Position exists, then Dealer may designate any Exchange Business Day as an Early Termination Date with respect to a portion of the Transaction (the “Terminated Portion”), such that following such partial termination no Excess Ownership Position exists. In the event that Dealer so designates an Early Termination Date with respect to a portion of the Transaction, a payment shall be made pursuant to Section 6 of the Agreement as if (1) an Early Termination Date had been designated in respect of a Transaction having terms identical to the Transaction and a Number of Options equal to the number of Options underlying the Terminated Portion, (2) Counterparty were the sole Affected Party with respect to such partial termination and (3) the Terminated Portion were the sole Affected Transaction (and, for the avoidance of doubt, the provisions of Section 9(l) shall apply to any amount that is payable by Dealer to Counterparty pursuant to this sentence as if Counterparty was not the Affected Party). The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Dealer and any of its affiliates or any other person subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Dealer is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day. The “Option Equity Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the sum of (1) the product of the Number of Options and the Option Entitlement and (2) the aggregate number of Shares underlying any other call option transaction sold by Dealer to Counterparty, and (B) the denominator of which is the number of Shares outstanding. The “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a “Dealer Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Counterparty that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership under any Applicable Restriction, as determined by Dealer in its reasonable discretion. The “Applicable Share Limit” means a number of Shares equal to (A) the minimum number of Shares that could give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or could result in an adverse effect on a Dealer Person, under any Applicable Restriction, as determined by Dealer in its reasonable discretion, minus (B) 1% of the number of Shares outstanding.
(iii)
Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities, or make or receive any payment in cash, to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities, or to make or receive such payment in cash, and otherwise to perform Dealer’s obligations in respect of the Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty to the extent of any such performance.
(f)
Staggered Settlement. If upon advice of counsel with respect to applicable legal and regulatory requirements, including any requirements relating to Dealer’s commercially reasonable hedging activities hereunder, Dealer reasonably determines that it would not be practicable or advisable to deliver, or to acquire Shares to deliver, any or all of the Shares to be delivered by Dealer on any Settlement Date for the Transaction, Dealer may, by written notice to Counterparty (which, for the avoidance of doubt, may be by email) on or prior to any Settlement Date (a “Nominal Settlement Date”), elect to deliver the Shares on two or more dates (each, a “Staggered Settlement Date”) as follows; provided that in no event shall any Staggered Settlement Date be later than the Expiration Date:
(i)
in such notice, Dealer will specify to Counterparty the related Staggered Settlement Dates (the first of which will be on or prior to such Nominal Settlement Date and the last of which will be no later than the twentieth (20th) Exchange Business Day following such Nominal Settlement Date) and the number of Shares that it will deliver on each Staggered Settlement Date;
(ii)
the aggregate number of Shares that Dealer will deliver to Counterparty hereunder on all such Staggered Settlement Dates will equal the number of Shares that Dealer would otherwise be required to deliver on such Nominal Settlement Date; and
(iii)
if the Net Share Settlement terms or the Combination Settlement terms set forth above were to apply on the Nominal Settlement Date, then the Net Share Settlement terms or the Combination Settlement terms, as the case may be, will apply on each Staggered Settlement Date, except that the Shares otherwise deliverable on such Nominal Settlement Date will be allocated among such Staggered Settlement Dates as specified by Dealer in the notice referred to in clause (i) above.
(g)
[Insert Dealer agency boilerplate, if applicable.] [Reserved.]
(h)
[Reserved.]
(i)
Additional Termination Events.

(i) Notwithstanding anything to the contrary in this Confirmation, upon any Early Conversion in respect of which a “Notice of Conversion” (as defined in the Indenture) that is effective as to Counterparty has been delivered by the relevant converting “Holder” (as defined in the Indenture):

(A) Counterparty shall, within three Scheduled Trading Days of the “Conversion Date” (as defined in the Indenture) for such Early Conversion, provide written notice (an “Early Conversion Notice”) to Dealer specifying the number of Convertible Notes surrendered for conversion on such Conversion Date (such Convertible Notes, the “Affected Convertible Notes”), and the giving of such Early Conversion Notice shall constitute an Additional Termination Event as provided in this clause (i); [provided that, any such Early Conversion Notice shall contain an acknowledgment by Counterparty of applicable securities laws, and in particular Section 9 and Section 10(b) of the Exchange Act and the rules and regulations thereunder in respect of the delivery of such Early Conversion Notice]40 [;provided, further, that, any “Early Conversion Notice” delivered to Dealer pursuant to the Base Call Option Confirmation shall be deemed to be an Early Conversion Notice pursuant to this Confirmation and the terms of such Early Conversion Notice shall apply, mutatis mutandis, to this Confirmation;]41provided, further, that the provisions of this Section 9(i)(i) shall not apply to any Affected Convertible Note (i) with respect to which Counterparty has made an “Exchange Election” (as defined in the Indenture) pursuant to

40 Subject to tax review

41 Insert for Additional Call Option Confirmation.

Section [14.12]42 of the Indenture and (ii) that has been accepted by the designated financial institution pursuant to Section [14.12]43 of the Indenture, except to the extent that Counterparty notifies Dealer, within five Scheduled Trading Days of the then applicable conversion settlement date determined pursuant to Section [14.02(c)]44 of the Indenture, that (x) such financial institution has failed to pay or deliver, as the case may be, the consideration due upon conversion of such Affected Convertible Note, or (y) such Affected Convertible Note is subsequently resubmitted to Counterparty for conversion in accordance with the terms of the Indenture;

(B) upon receipt of any such Early Conversion Notice, Dealer shall designate an Exchange Business Day as an Early Termination Date (which Exchange Business Day shall be no earlier than the later of (x) one Scheduled Trading Day following the Conversion Date for such Early Conversion and (y) the date on which Counterparty provides the Early Conversion Notice described in Section 9(i)(i)(A) above) with respect to the portion of the Transaction corresponding to a number of Options (the “Affected Number of Options”) equal to the lesser of (x) the number of Affected Convertible Notes [minus the “Affected Number of Options” (as defined in the Base Call Option Confirmation), if any, that relate to such Affected Convertible Notes (and for the purposes of determining whether any Options under this Confirmation or under the Base Call Option Confirmation will be among the Affected Number of Options hereunder or under, and as defined in, the Base Call Option Confirmation, the Affected Convertible Notes specified in such Early Conversion Notice shall be allocated first to the Base Call Option Confirmation until all Options thereunder are exercised or terminated)]45 and (y) the Number of Options as of the Conversion Date for such Early Conversion;

(C) any payment hereunder with respect to such termination shall be calculated pursuant to Section 6 of the Agreement as if (x) an Early Termination Date had been designated in respect of a Transaction having terms identical to the Transaction and a Number of Options equal to the Affected Number of Options, (y) Counterparty were the sole Affected Party with respect to such Additional Termination Event and (z) the terminated portion of the Transaction were the sole Affected Transaction; provided that the amount payable with respect to such termination shall not be greater than (1) the Applicable Percentage, multiplied by (2) the Affected Number of Options, multiplied by (3) (x) the sum of (i) the amount of cash paid (if any) to the “Holder” (as defined in the Indenture) of an Affected Convertible Note upon conversion of such Affected Convertible Note and (ii) the number of Shares delivered (if any) to the “Holder” (as defined in the Indenture) of an Affected Convertible Note upon conversion of such Affected Convertible Note (including for such purposes taking into account any applicable adjustments to the “Conversion Rate” (as defined in the Indenture) pursuant to Section [14.03]46 of the Indenture), multiplied by the Applicable Limit Price on the settlement date for the conversion of the relevant Affected Convertible Note, minus (y) the Synthetic Instrument Adjusted Issue Price determined by the Calculation Agent based on the date of payment of the amount due with respect to the relevant Affected Number of Options (the “Unwind Date”). “Synthetic Instrument Adjusted Issue Price” shall mean the amount determined by the Calculation Agent by reference to the table set forth below (the “Synthetic Instrument AIP Table”). If the relevant Unwind Date is not listed in the

42 Include cross reference to Indenture section containing provision of exchange in lieu of conversion.

43 Include cross reference to Indenture section containing provisions for exchange in lieu of conversion.

44 Include cross reference to Indenture section specifying conversion settlement date.

45 Insert for Additional Call Option Confirmation.

46 Include cross reference to Indenture section(s) governing make whole adjustments to the Conversion Rate.

Synthetic Instrument AIP Table, the amount in the preceding sentence shall be determined by the Calculation Agent by reference to the Synthetic Instrument AIP Table, using a linear interpolation between the lower and higher Synthetic Instrument Adjusted Issue Prices for the Unwind Dates immediately preceding and immediately following the relevant Unwind Date. For the avoidance of doubt, any payment pursuant to this paragraph shall be subject to Section 9(l) of this Confirmation.

Unwind Date	Synthetic Instrument Adjusted Issue Price
[____], 2025	USD [_______]
March 15, 2026	USD [_______]
September 15, 2026	USD [_______]
March 15, 2027	USD [_______]
September 15, 2027	USD [_______]
March 15, 2028	USD [_______]
September 15, 2028	USD [_______]
March 15, 2029	USD [_______]
September 15, 2029	USD 1,000.00

(D) Counterparty shall notify Dealer (which notice may, for the avoidance of doubt, be by email) of the amount of cash, if any, paid to the “Holder” (as defined in the Indenture) and the number of Shares, if any, delivered to the “Holder” (as defined in the Indenture), in each case as described in clause (3) of the foregoing Section 9(i)(i)(C), prior to relevant Early Termination Date;

(E) for the avoidance of doubt, in determining the amount payable in respect of such Affected Transaction pursuant to Section 6 of the Agreement, the Calculation Agent shall assume that (x) the relevant Early Conversion and any conversions, adjustments, agreements, payments, deliveries or acquisitions by or on behalf of Counterparty leading thereto had not occurred, (y) no adjustments to the “Conversion Rate” (as defined in the Indenture) have occurred pursuant to any Excluded Provision and (z) the corresponding Convertible Notes remain outstanding; and

(F) the Transaction shall remain in full force and effect, except that, as of the Conversion Date for such Early Conversion, the Number of Options shall be reduced by the Affected Number of Options.

(ii)
Notwithstanding anything to the contrary in this Confirmation if an event of default with respect to Counterparty occurs under the terms of the Convertible Notes as set forth in Section [6.01]47 of the Indenture and such event of default results in the Convertible Notes being accelerated and declared due and payable, then such event of default shall constitute an Additional Termination Event applicable to the Transaction and, with respect to such Additional Termination Event, (A) Counterparty shall be deemed to be the sole Affected Party, (B) the Transaction shall be the sole Affected Transaction and (C) Dealer shall be the party entitled to designate an Early Termination Date pursuant to Section 6(b) of the Agreement (which Early Termination Date shall be on or as promptly as reasonably practicable after Dealer becomes aware of the occurrence of such acceleration).

47 Include cross reference to Indenture section containing events of default.

(iii)
Within fifteen Scheduled Trading Days following any Repayment Event (as defined below), Counterparty may, at its option, notify Dealer of such Repayment Event and the aggregate principal amount of Convertible Notes subject to such Repayment Event (any such notice, a “Repayment Notice”); provided that Counterparty shall timely provide a Repayment Notice in connection with any repurchase or redemption of the Convertible Notes pursuant to Article [15]48 or Article [16]49 of the Indenture, as the case may be. Any Repayment Notice shall contain an acknowledgement by Counterparty of its responsibilities under applicable securities laws, and in particular Section 9 and Section 10(b) of the Exchange Act and the rules and regulations thereunder, in respect of the delivery of such Repayment Notice and, other than a Repayment Notice delivered in connection with any repurchase or redemption of the Convertible Notes pursuant to Article [15]50 or Article [16]51 of the Indenture, as the case may be, shall contain the representations by Counterparty set forth in Section 8(a)(vi), which Counterparty shall make as of the date of such Repayment Notice. [Any Repayment Notice delivered to Dealer pursuant to the Base Call Option Confirmation shall be deemed to be a Repayment Notice pursuant to this Confirmation and the terms of such Repayment Notice shall apply, mutatis mutandis, to this Confirmation.]52 The receipt by Dealer from Counterparty of any Repayment Notice shall constitute an Additional Termination Event as provided in this Section 9(i)(iii). Upon receipt of any such Repayment Notice, Dealer shall designate an Exchange Business Day following receipt of such Repayment Notice (which Exchange Business Day shall be on or as promptly as reasonably practicable after the later of (x) the related repurchase settlement date for the relevant Repayment Event and (y) the date on which Counterparty provides the Repayment Notice described in this Section 9(i)(iii)) as an Early Termination Date with respect to the portion of the Transaction corresponding to a number of Options (the “Repayment Options”) equal to the lesser of (A) [(x)] the aggregate principal amount of such Convertible Notes specified in such Repayment Notice, divided by USD 1,000, [minus (y) the number of “Repayment Options” (as defined in the Base Call Option Confirmation), if any, that relate to such Convertible Notes (and for the purposes of determining whether any Options under this Confirmation or under the Base Call Option Confirmation will be among the Repayment Options hereunder or under, and as defined in, the Base Call Option Confirmation, the Convertible Notes specified in such Repayment Notice shall be allocated first to the Base Call Option Confirmation until all Options thereunder are exercised or terminated),]53 and (B) the Number of Options as of the date Dealer designates such Early Termination Date and, as of such date, the Number of Options shall be reduced by the number of Repayment Options. Any payment hereunder with respect to such termination (the “Repayment Unwind Payment”) shall be calculated pursuant to Section 6 of the Agreement as if (1) an Early Termination Date had been designated in respect of a Transaction having terms identical to the Transaction and a Number of Options equal to the number of Repayment Options, (2) Counterparty were the sole Affected Party with respect to such Additional Termination Event, (3) no adjustments to the “Conversion Rate” (as defined in the Indenture) have occurred pursuant to an Excluded Provision, (4) the corresponding Convertible Notes remain outstanding, (5) the relevant Repayment Event and any conversions, adjustments, agreements, payments, deliveries or acquisitions by or on behalf of Counterparty leading thereto had not occurred and (6) the terminated portion of the Transaction were the sole Affected Transaction; provided that in the event of a Repayment Event resulting from a “Fundamental Change” (as defined in the Indenture) or in connection with an “Optional Redemption” (as such term is defined in the Indenture or a repurchase of the Convertible Notes at the option of the Holders on a specified repurchase date pursuant to the Indenture), the Repayment Unwind Payment shall not be greater than

48 Include cross reference to Indenture section governing repurchase upon a fundamental change.

49 Include cross reference to Indenture section governing optional redemption.

50 Include cross reference to Indenture section governing repurchase upon a fundamental change.

51 Include cross reference to Indenture section governing optional redemption.

52 Insert for Additional Call Option Confirmation.

53 Insert for Additional Call Option Confirmation.

(x) the number of Repayment Options multiplied by (y) the product of (A) the Applicable Percentage and (B) (x) the amount paid by Counterparty per Convertible Note in connection with the relevant Repayment Event pursuant to the relevant sections of the Indenture minus (y) the Synthetic Instrument Adjusted Issue Price determined by the Calculation Agent by reference to the Synthetic Instrument AIP Table based on the date of payment of the relevant amount (the “Repayment Date”) as if such Repayment Date were the Unwind Date. If the relevant Repayment Date is not listed in the Synthetic Instrument AIP Table, the amount in the preceding sentence shall be determined by the Calculation Agent by reference to the Synthetic Instrument AIP Table using a linear interpolation between the lower and higher Synthetic Instrument Adjusted Issue Prices for the Unwind Dates immediately preceding and immediately following the relevant Repayment Date. For the avoidance of doubt, any payment pursuant to this paragraph shall be subject to Section 9(l) of this Confirmation. “Repayment Event” means that (i) any Convertible Notes are repurchased or redeemed (whether in connection with or as a result of a fundamental change, howsoever defined, or in connection with a redemption of the Convertible Notes pursuant to the Indenture or a repurchase of the Convertible Notes at the option of the Holders on a specified repurchase date pursuant to the Indenture or for any other reason) by Counterparty or any of its subsidiaries, (ii) any Convertible Notes are delivered to Counterparty in exchange for delivery of any property or assets of Counterparty or any of its subsidiaries (howsoever described), (iii) any principal of any of the Convertible Notes is repaid prior to the final maturity date of the Convertible Notes (other than as a result of an acceleration of the Convertible Notes that results in an Additional Termination Event pursuant to Section 9(i)(ii)) or (iv) any Convertible Notes are exchanged by or for the benefit of the “Holders” (as defined in the Indenture) thereof for any other securities of Counterparty or any of its subsidiaries (or any other property, or any combination thereof) pursuant to any exchange offer or similar transaction.
(iv)
Notwithstanding anything to the contrary in the Equity Definitions, if, as a result of an Extraordinary Event, the Transaction would be cancelled or terminated (whether in whole or in part) pursuant to Article 12 of the Equity Definitions, an Additional Termination Event (with the Transaction (or portion thereof) being the Affected Transaction, Counterparty being the sole Affected Party and Dealer being the party entitled to designate an Early Termination Date pursuant to Section 6(h) of the Agreement) shall be deemed to occur, and, in lieu of Sections 12.7, 12.8 and 12.9 of the Equity Definitions, Section 6 of the Agreement shall apply to such Affected Transactions.
(j)
Amendments to Equity Definitions; Agreement.
(ii)
Solely in respect of adjustments to the Cap Price pursuant to Section 9(y), Section 11.2(e)(vii) of the Equity Definitions is hereby amended by deleting the words “that may have a diluting or concentrative effect on the theoretical value of the relevant Shares” and replacing them with the words “that is the result of a corporate event involving the Issuer that is similar to the events described in Section 11.2(e)(i) through (vi) above and affects all holders of the Shares that in the commercially reasonable judgment of the Calculation Agent has a material economic effect on the Shares or options on the Shares; provided that such event is not based on (a) an observable market, other than the market for the Issuer’s own stock or (b) an observable index, other than an index calculated and measured solely by reference to Issuer’s own operations.”
(iii)
Section 12.6(a)(ii) of the Equity Definitions is hereby amended by (1) inserting “(1)” immediately following the word “means” in the first line thereof and (2) inserting immediately prior to the semi-colon at the end of subsection (B) thereof the following words: “or (2) the occurrence of any of the events specified in Section 5(a)(vii)(1) through (9) of the ISDA Master Agreement with respect to that Issuer”.

(iv)
Section 12.9(b)(i) of the Equity Definitions is hereby amended by (1) replacing “either party may elect” with “Dealer may elect” and (2) replacing “notice to the other party” with “notice to Counterparty” in the first sentence of such section.
(v)
Section 12(a) of the Agreement is hereby amended by (1) deleting the phrase “or email” in the third line thereof and (2) deleting the phrase “or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day” in the final clause thereof.
(k)
No Setoff. Neither party shall have the right to set off any obligation that it may have to the other party under the Transaction against any obligation such other party may have to it, whether arising under the Agreement, this Confirmation or any other agreement between the parties hereto, by operation of law or otherwise.
(l)
Alternative Calculations and Payment on Early Termination and on Certain Extraordinary Events. If (a) an Early Termination Date (whether as a result of an Event of Default or a Termination Event) occurs or is designated with respect to the Transaction or (b) the Transaction is cancelled or terminated upon the occurrence of an Extraordinary Event (except as a result of (i) a Nationalization, Insolvency or Merger Event in which the consideration to be paid to all holders of Shares consists solely of cash, (ii) an Announcement Event, Merger Event or Tender Offer that is within Counterparty’s control, or (iii) an Event of Default in which Counterparty is the Defaulting Party or a Termination Event in which Counterparty is the Affected Party other than an Event of Default of the type described in Section 5(a)(iii), (v), (vi), (vii) or (viii) of the Agreement or a Termination Event of the type described in Section 5(b) of the Agreement, in each case that resulted from an event or events outside Counterparty’s control), and if Dealer would owe any amount to Counterparty pursuant to Section 6(d)(ii) of the Agreement or any Cancellation Amount pursuant to Article 12 of the Equity Definitions (any such amount, a “Payment Obligation”), then Dealer shall satisfy the Payment Obligation by the Share Termination Alternative (as defined below), unless (a) Counterparty gives irrevocable telephonic notice to Dealer, confirmed in writing within one Scheduled Trading Day, no later than 12:00 p.m. (New York City time) on the date of the Announcement Event, Merger Date, Tender Offer Date, Announcement Date (in the case of a Nationalization, Insolvency or Delisting), Early Termination Date or date of cancellation, as applicable, of its election that the Share Termination Alternative shall not apply, (b) Counterparty remakes the representation set forth in Section 8(a)(vi) as of the date of such election and (c) Dealer agrees, in its sole discretion, to such election, in which case the provisions of Section 12.7 or Section 12.9 of the Equity Definitions, or the provisions of Section 6(d)(ii) of the Agreement, as the case may be, shall apply.

Share Termination Alternative: If applicable, Dealer shall deliver to Counterparty the Share Termination Delivery Property on, or within a commercially reasonable period of time after, the date when the relevant Payment Obligation would otherwise be due pursuant to Section 12.7 or 12.9 of the Equity Definitions or Section 6(d)(ii) and 6(e) of the Agreement, as applicable, in satisfaction of such Payment Obligation in the manner reasonably requested by Counterparty free of payment.

Share Termination Delivery Property: A number of Share Termination Delivery Units, as calculated by the Calculation Agent, equal to the Payment Obligation divided by the Share Termination Unit Price. The Calculation Agent shall adjust the Share Termination Delivery Property by replacing any fractional portion of a security therein with an amount of cash equal to the value of such fractional security based on the values used to calculate the Share Termination Unit Price.

Share Termination Unit Price: The value of property contained in one Share Termination Delivery Unit, as determined by the Calculation Agent in its discretion by commercially reasonable means and notified by the Calculation Agent to Dealer at the time of notification of the Payment Obligation.

Share Termination Delivery Unit: One Share or, if the Shares have changed into cash or any other property or the right to receive cash or any other property as the result of a Nationalization, Insolvency or Merger Event (any such cash or other property, the “Exchange Property”), a unit consisting of the type and amount of such Exchange Property received by a holder of one Share (without consideration of any requirement to pay cash or other consideration in lieu of fractional amounts of any securities) in such Nationalization, Insolvency or Merger Event, as determined by the Calculation Agent.

Failure to Deliver: Applicable

Other applicable provisions: If Share Termination Alternative is applicable, the provisions of Sections 9.8, 9.9 and 9.11 (as modified above) of the Equity Definitions and the provisions set forth opposite the caption “Representation and Agreement” in Section 2 will be applicable, except that all references in such provisions to “Physically-settled” shall be read as references to “Share Termination Settled” and all references to “Shares” shall be read as references to “Share Termination Delivery Units”. “Share Termination Settled” in relation to the Transaction means that Share Termination Alternative is applicable to the Transaction.

(m)
Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to the Transaction. Each party (i) certifies that no representative, agent or attorney of either party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into the Transaction, as applicable, by, among other things, the mutual waivers and certifications provided herein.
(n)
Registration. Counterparty hereby agrees that if, in the good faith reasonable judgment of Dealer, based on advice of counsel, the Shares (the “Hedge Shares”) acquired by Dealer for the purpose of effecting a commercially reasonable hedge of its obligations pursuant to the Transaction cannot be sold in the U.S. public market by Dealer without registration under the Securities Act, Counterparty shall, at its election, either (i) in order to allow Dealer to sell the Hedge Shares in a registered offering, make available to Dealer an effective registration statement under the Securities Act to cover the resale of such Hedge Shares and enter into a customary agreement, in form and substance commercially reasonably satisfactory to Dealer, substantially in the form of an underwriting agreement for a registered secondary offering for companies of a similar size in a similar industry; provided, however, that if Dealer, in its reasonable discretion, is not satisfied with access to due diligence materials, the results of its due diligence investigation, or the procedures and documentation for the registered offering referred to above, then clause (ii) or clause (iii) of this paragraph shall apply at the election of Counterparty, (ii) in order to allow Dealer to sell the Hedge

Shares in a private placement, enter into a private placement agreement substantially similar to private placement purchase agreements customary for private placements of equity securities for companies of a similar size in a similar industry, in form and substance commercially reasonably satisfactory to Dealer (in which case, the Calculation Agent shall make any commercially reasonable adjustments to the terms of the Transaction that are necessary, in its reasonable judgment, to compensate Dealer for any discount from the public market price of the Shares incurred on the sale of Hedge Shares in a private placement for companies of a similar size in a similar industry); provided that no “comfort letter” or accountants’ consent shall be required to be delivered in connection with any private placements, or (iii) purchase the Hedge Shares from Dealer at the then-prevailing market price at one or more times on such Exchange Business Days, and in the amounts, requested by Dealer.
(o)
Tax Disclosure. Effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such tax treatment and tax structure.
(p)
Right to Extend. Dealer may postpone or add, in a commercially reasonable manner, in whole or in part, any Valid Day or Valid Days during the Settlement Averaging Period or any other date of valuation, payment or delivery by Dealer, with respect to some or all of the Options hereunder, if Dealer reasonably determines, in the case of clause (i), in its commercially reasonable judgment or, in the case of clause (ii), based on advice of counsel, that such action is reasonably necessary or appropriate (i) to preserve Dealer’s commercially reasonable hedging or hedge unwind activity hereunder in light of existing liquidity conditions in the cash market or stock loan market (but only if there is a material decrease in liquidity relative to Dealer’s expectations on the Trade Date) or (ii) to enable Dealer to effect purchases of Shares in connection with its commercially reasonable hedging, hedge unwind or settlement activity hereunder in a manner that would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal, regulatory or self-regulatory requirements of organizations with jurisdiction over Dealer or its affiliates, or with related policies and procedures would generally be applicable to counterparties similar to Counterparty and/or transactions similar to the Transaction; provided that no such Valid Day or other date of valuation, payment or delivery may be postponed or added more than 20 Valid Days after the original Valid Day or other date of valuation, payment or delivery, as the case may be; provided further that any such postponement or addition may only be in whole, and not in part, in the case of any event described in clause (ii) relating solely to a self-regulatory requirement applicable to Dealer.
(q)
Status of Claims in Bankruptcy. Dealer acknowledges and agrees that this Confirmation is not intended to convey to Dealer rights against Counterparty with respect to the Transaction that are senior to the claims of common stockholders of Counterparty in any United States bankruptcy proceedings of Counterparty; provided that nothing herein shall limit or shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to the Transaction; provided further that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transactions other than the Transaction.
(r)
Securities Contract; Swap Agreement. The parties hereto intend for (i) the Transaction to be a “securities contract” and a “swap agreement” as defined in the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(17), 546(e), 546(g), 555 and 560 of the Bankruptcy Code, (ii) a party’s right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as described in the Bankruptcy Code, and (iii) each payment and delivery of cash, securities or other property hereunder to constitute a “margin payment” or “settlement payment” and a “transfer” as defined in the Bankruptcy Code.

(s)
Notice of Certain Other Events. Counterparty covenants and agrees that:
(ii)
promptly following the public announcement of the results of any election by the holders of Shares with respect to the consideration due upon consummation or any Merger Event, Counterparty shall give Dealer written notice of the weighted average of the types and amounts of consideration actually received by holders of Shares upon consummation of such Merger Event (the date of such notification, the “Consideration Notification Date”); provided that in no event shall the Consideration Notification Date be later than the date on which such Merger Event is consummated; and
(iii)
(A) Counterparty shall give Dealer commercially reasonable advance (but in no event less than one Exchange Business Day) written notice of the section or sections of the Indenture and, if applicable, the formula therein, pursuant to which any adjustment will be made to the Convertible Notes in connection with any Potential Adjustment Event, Merger Event or Tender Offer and (B) promptly following any such adjustment, Counterparty shall give Dealer written notice of the details of such adjustment.
(t)
Wall Street Transparency and Accountability Act. In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (“WSTAA”), the parties hereby agree that neither the enactment of WSTAA or any regulation under the WSTAA, nor any requirement under WSTAA or an amendment made by WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the Equity Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from Change in Law, Hedging Disruption, Increased Cost of Hedging, an Excess Ownership Position, or Illegality (as defined in the Agreement)).
(u)
Agreements and Acknowledgements Regarding Hedging. Counterparty understands, acknowledges and agrees that: (A) at any time on and prior to the Expiration Date, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to adjust its hedge position with respect to the Transaction; (B) Dealer and its affiliates also may be active in the market for Shares other than in connection with hedging activities in relation to the Transaction; (C) Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in securities of Issuer shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Relevant Prices; and (D) any market activities of Dealer and its affiliates with respect to Shares may affect the market price and volatility of Shares, as well as the Relevant Prices, each in a manner that may be adverse to Counterparty.
(v)
Early Unwind. In the event the sale of the [“Firm Securities”]54[“Additional Securities”]55 (as defined in the Purchase Agreement) is not consummated with the Initial Purchasers for any reason, or Counterparty fails to deliver to Dealer opinions of counsel as required pursuant to Section 9(a), in each case by 5:00 p.m. (New York City time) on the Premium Payment Date, or such later date as agreed upon by the parties (the Premium Payment Date or such later date, the “Early Unwind Date”), the Transaction shall automatically terminate (the “Early Unwind”), on the Early Unwind Date and (i) the Transaction and all of the respective rights and obligations of Dealer and Counterparty under the Transaction shall be cancelled and terminated and (ii) each party shall be released and discharged by the other party from and agrees not to make any claim against the other party with respect to any obligations or liabilities of the other party arising out of and to be performed in connection with the Transaction either prior to or after the Early Unwind Date. Each of Dealer and Counterparty represents and acknowledges to the other that upon an Early Unwind, all obligations with respect to the Transaction shall be deemed fully and finally discharged.

54 Insert for Base Call Option Confirmation.

55 Insert for Additional Call Option Confirmation.

(w)
Payment by Counterparty. In the event that, following payment of the Premium, (i) an Early Termination Date occurs or is designated with respect to the Transaction as a result of a Termination Event or an Event of Default (other than an Event of Default arising under Section 5(a)(ii) or 5(a)(iv) of the Agreement) and, as a result, Counterparty owes to Dealer an amount calculated under Section 6(e) of the Agreement, or (ii) Counterparty owes to Dealer, pursuant to Section 12.7 or Section 12.9 of the Equity Definitions, an amount calculated under Section 12.8 of the Equity Definitions, such amount shall be deemed to be zero.
(x)
Adjustments. For the avoidance of doubt, whenever the Hedging Party, Determining Party or Calculation Agent is required or permitted to make a calculation, adjustment or determination pursuant to the terms of this Confirmation or the Equity Definitions to take into account the effect of an event (other than any adjustments made by reference to the Indenture), the Hedging Party, Determining Party or Calculation Agent shall make such calculation, adjustment or determination in a commercially reasonable manner by reference to the effect of such event on Dealer, assuming that Dealer maintains a commercially reasonable hedge position.
(y)
Other Adjustments Pursuant to the Equity Definitions.
(ii)
Notwithstanding anything to the contrary in this Confirmation, solely for the purpose of adjusting the Cap Price, (x) the terms “Potential Adjustment Event,” “Merger Event,” and “Tender Offer” shall each have the meanings assigned to such term in the Equity Definitions (subject to Section 9(j)(i)); provided that the definition of “Tender Offer” in Section 12.1(d) of the Equity Definitions will be amended by replacing the phrase “greater than 10% and less than 100% of the outstanding voting shares of the Issuer” in the third and fourth line thereof with “greater than 20% and less than 100% of the outstanding Shares”, and (y) “Extraordinary Dividend” means any cash dividend on the Shares, and upon the occurrence of a Merger Date, the occurrence of a Tender Offer Date, or declaration by Counterparty of the terms of any Potential Adjustment Event, respectively, as such terms are defined in the Equity Definitions (subject to Section 9(j)(i)), the Calculation Agent shall determine in a commercially reasonable manner whether such occurrence or declaration, as applicable, has had a material economic effect on the Transactions and, if so shall adjust the Cap Price to preserve the fair value of the Options; provided that in no event shall the Cap Price be less than the Strike Price; provided further that any adjustment to the Cap Price made pursuant to this Section 9(y) shall be made without duplication of any other adjustment hereunder (including, for the avoidance of doubt, adjustment made pursuant to the provisions opposite the captions “Method of Adjustment,” “Consequences of Merger Events / Tender Offers” and “Consequences of Announcement Events” in Section 3 above).
(iii)
Notwithstanding anything to the contrary in this Confirmation, any Share repurchases by Counterparty, whether pursuant to Rule 10b-18 of the Exchange Act, Rule 10b5-1 of the Exchange Act or pursuant to forward contracts or accelerated stock repurchase contracts or similar derivatives transactions on customary terms, at prevailing market prices, volume-average weighted prices or discounts thereto shall only constitute a Potential Adjustment Event for purposes of Section 9(y) to the extent that, after giving effect to such transaction, the aggregate number of Shares repurchased during the term of the Transaction pursuant to all such transactions described in this Section 9(y)(ii) would exceed 25% of the greater of (1) the number of Shares outstanding as of the Trade Date and (2) the number of Shares outstanding as of the end of the Issuer’s most recently completed fiscal quarter, in each case as determined by Calculation Agent and as adjusted by the Calculation Agent to account for any subdivision or combination with respect to the Shares.
(z)
[Reserved.] [The parties acknowledge and agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Protocol Covered Agreement, the Dealer shall be deemed a Regulated Entity and Counterparty shall be deemed an Adhering Party; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Covered Agreement, Dealer shall be deemed a Covered Entity and Counterparty shall be deemed a Counterparty Entity; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of the Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between the Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “the Agreement” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer replaced by references to the covered affiliate support provider. “QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements]56
(aa)
[Conduct Rules. Each party acknowledges and agrees to be bound by the Conduct Rules of the Financial Industry Regulatory Authority, Inc. applicable to transactions in options, and further agrees not to violate the position and exercise limits set forth therein.
(bb)
Risk Disclosure Statement. Counterparty represents and warrants that it has received, read and understands the OTC Options Risk Disclosure Statement provided by Dealer and a copy of the most recent disclosure pamphlet prepared by The Options Clearing Corporation entitled “Characteristics and Risks of Standardized Options”.]
(cc)
Tax Matters.
(i)
Payee Representations:

For the purpose of Section 3(f) of the Agreement, Counterparty makes the following representation to Dealer:

Counterparty is a corporation and a United States person (as that term is defined in Section 7701(a)(30) of the Revenue Code and used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.

For the purpose of Section 3(f) of the Agreement, Dealer makes the following representations to Counterparty:

56 Appropriate Dealer boilerplate, including QFC Stay Rule or Bail-in language, as applicable.

[__________]57

(ii)
Tax Documentation. For the purpose of Sections 4(a)(i) and (ii) of the Agreement, Counterparty agrees to deliver to Dealer one duly executed and completed U.S. Internal Revenue Service Form W-9 (or successor thereto) and Dealer agrees to deliver to Counterparty, as applicable, a U.S. Internal Revenue Service Form W-8 or Form W-9 (or successor thereto). Such forms or documents shall be delivered (i) on or before the date of execution of this Confirmation, (ii) upon Counterparty or Dealer, as applicable, learning that any such tax form previously provided by it has become obsolete or incorrect and (iii) upon reasonable request of the other party.
(iii)
Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance provisions of the HIRE Act. “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Revenue Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Revenue Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Revenue Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.
(dd)
HIRE Act. “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any tax imposed on payments treated as dividends from sources within the United States under Section 871(m) of the Revenue Code or any regulations issued thereunder. For the avoidance of doubt, any such tax imposed under Section 871(m) of the Revenue Code is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.
(ee)
Counterparts. This Confirmation may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed signature page by facsimile or electronic transmission (e.g. “pdf” or “tif”), or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com, shall be effective as delivery of a manually executed counterpart hereof.
(ff)
[Insert additional Dealer boilerplate, if applicable.]58

[Signature Page Follows]

57 Insert appropriate Dealer-specific payee tax representation.

58 To include / be updated as appropriate for specific Dealers.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation and returning it to Dealer.

Very truly yours,

[Dealer]
By:
Authorized Signatory
Name:

[Signature Page to [Base][Additional] Capped Call Confirmation]

Accepted and confirmed
as of the Trade Date:

Impinj, Inc.
By:
Authorized Signatory
Name:

[Signature Page to [Base][Additional] Capped Call Confirmation]

[Annex A

Form of Guarantee]59

59 To be included if applicable.